UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2014

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(Zip Code)

(414) 643-3739

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 28, 2014, Rexnord Corporation (the “Company”) announced the pricing of the previously announced public offering of common stock held by certain funds affiliated with Apollo Global Management, LLC (collectively with its subsidiaries, “Apollo”). The Apollo funds, the only selling stockholders, are offering 15,000,000 shares of common stock and will grant the underwriters of the common stock offering an option to purchase up to an additional 2,250,000 shares of common stock. The Company will not issue shares in the offering and will not receive any proceeds from the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 28, 2014

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has caused this report to be signed on its behalf by the undersigned thereunto authorized this 29th day of May, 2014.

REXNORD CORPORATION

BY:	/s/ Patricia M. Whaley
	Name:	Patricia M. Whaley
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 28, 2014